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                                 EXHIBIT 10.5(b)

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

      This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of May 1, 2005 ("First Amendment"), is by and between THE BON-TON STORES, INC., a Pennsylvania corporation (the "Company"), and BYRON L. BERGREN ("Employee").

                              W I T N E S S E T H:

      WHEREAS, the Company and Employee entered into an Agreement dated as of August 24, 2004 (the "Agreement") with respect to the employment of Employee as the President and Chief Executive Officer of the Company; and

      WHEREAS, the Board of Directors of the Company has approved an increase in the annual base salary payable to Employee under the Agreement.

      NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Employee agree as follows:

      1. Amendment of Section 4(a) of the Agreement. Section 4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

      (a) Salary. Employee shall receive a base salary at the annual rate of $750,000 ("Base Salary"). This Base Salary, less taxes and normal deductions, shall be paid to Employee in substantially equal installments in accordance with the Company's regular executive payroll practices in effect from time to time. During the Term, the annual Base Salary shall not be less than the initial Base Salary and may be reviewed from time to time during the Term by the Compensation Committee of the Board to ascertain whether, in the sole discretion of the Compensation Committee, such Base Salary should be increased.

      2. Controlling Law. This First Amendment and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

      3. Execution in Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This First Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties hereto.

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      4. Effect of Amendment. Except as may be affected by this First Amendment, all of the provisions of the Agreement, as amended hereby, shall continue in full force and effect. The provisions of this First Amendment shall not constitute a waiver or modification of any terms or conditions of the Agreement other than as expressly set forth herein.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered, in Pennsylvania, this Agreement as of the date first above written.

                                                 THE BON-TON STORES, INC.

                                                 By: /s/ Tim Grumbacher
                                                     Tim Grumbacher
                                                     Chairman of the Board

                                                     /s/ Byron L. Bergren
                                                     Byron L. Bergren

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